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                                                                    EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement (No. 333-84826) on Form S-3 of our report dated February 4, 2002 relating to the financial statements of L-3 Communications Holdings, Inc. for the three years ended December 31, 2001, all included in the Annual Report on Form 10-K for the year ended December 31, 2001.



We consent to the incorporation by reference in this Registration Statement of our report dated February 19, 2002 relating to the combined financial statements of Aircraft Integation Systems Business for the three years ended December 31, 2001, included in the report on Form 8-K dated March 22, 2002.



We also consent to the reference to us under the heading "Experts", which is part of this Registration Statement.



                                        /s/ PricewaterhouseCoopers LLP



May 3, 2002

New York, New York